NEWS RELEASE

For Immediate Release
April 23, 2026

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.8 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $31.7 million and diluted earnings of $2.20 per share for the quarter ended March 31, 2026. For the quarter ended March 31, 2026, the Company achieved a return on assets of 1.92% and a return on tangible equity of 19.3%.

Net Interest Income

The Company’s net interest income decreased approximately $1.0 million, or 1.6%, from $60.6 million during the fourth quarter of 2025 to $59.6 million during the first quarter of 2026. The Company’s tax equivalent net interest income decreased approximately $0.9 million, or 1.5%, from $60.8 million for the fourth quarter of 2025 to $59.9 million for the first quarter of 2026. This decrease was primarily due to a decrease in the yield on loans and a decrease in the yield on investments which decreased net interest income by $1.5 million and $1.1 million, respectively. The decline in net interest income due to the decrease in the yield on investments was primarily attributable to the maturities of $150 million of swap agreements in October 2025 ($50 million) and November 2025 ($100 million). In addition, net interest income decreased $0.4 million due to a decrease in the average balances of investments ($36.1 million) and $0.3 million due to a decrease in average balances of deposits in depository institutions ($34.9 million).

These decreases were partially offset by a decrease in the cost of interest bearing liabilities (11 basis points) and an increase in average loans outstanding ($60.5 million), which increased net interest income by $1.6 million and $0.9 million, respectively. The Company’s reported net interest margin improved from 3.94% for the fourth quarter of 2025 to 3.97% for the first quarter of 2026.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.32%, or $14.4 million, at December 31, 2025 to 0.27%, or $12.2 million, at March 31, 2026. Total past due loans increased modestly from $8.5 million, or 0.19% of total loans outstanding, at December 31, 2025, to $8.8 million, or 0.20% of total loans outstanding, at March 31, 2026.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $0.6 million in the first quarter of 2026, compared to no provision for credit losses for the comparable period in 2025, and a provision for credit losses of $1.1 million for the fourth quarter of 2025. The provision for credit losses in the first quarter of 2026 was primarily related to a commercial loan for a movie theater that had been transferred to nonaccrual status in the third quarter of 2024. Due to further cash flow deterioration, a $0.85 million charge-off was recorded in the quarter ending March 31, 2026, leaving an outstanding balance of approximately $5.0 million. This charge-off was partially offset by a decline in loan balances from the fourth quarter of 2025 and net recoveries (exclusive of the movie theater charge-off) during the quarter ended March 31, 2026.

Non-interest Income

Non-interest income increased $0.9 million from $18.7 million in the first quarter of 2025 to $19.6 million in the first quarter of 2026. This increase was due to an increase of $0.4 million, or 14.3%, in wealth and investment management fee income, a $0.3 million, or 43.6%, increase in other income, and an increase of $0.2 million, or 3.4%, in service charges. These increases were partially offset by a decrease in bank owned life insurance of $0.2 million.

Non-interest Expenses

Non-interest expenses increased $1.8 million, or 4.6%, from $37.6 million in the first quarter of 2025 to $39.4 million in the first quarter of 2026. This increase was largely due to an increase in salaries and employee benefit expenses ($1.0 million due to salary adjustments (3.5%) and increased health insurance (11.3%)), other tax related matters ($0.4 million), and equipment and software related expenses ($0.2 million).

Balance Sheet Trends

Loans decreased $11.3 million (0.3%) from December 31, 2025 to $4.50 billion at March 31, 2026. Commercial and industrial loans decreased $12.4 million and consumer loans decreased $4.4 million during the quarter ended March 31, 2026. These decreases were partially offset by increases in residential real estate loans of $3.3 million (0.2%) and commercial real estate loans of $1.6 million (0.1%).

Period-end deposit balances increased $42.6 million from December 31, 2025, to March 31, 2026. Total average depository balances decreased $15.4 million (0.3%) from the quarter ended December 31, 2025 to the quarter ended March 31, 2026 to $5.27 billion. Average interest-bearing demand balances decreased $20.0 million and average balances of noninterest-bearing demand deposits decreased $13.0 million. These decreases were partially offset by increases in savings deposit balances of $13.8 million and average time deposits of $3.8 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2026 was 19.2%, compared to 19.2% for the year ended December 31, 2025, and 17.8% for the quarter ended March 31, 2025.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 84.1% and its loan to asset ratio was 66.5% at March 31, 2026. The Company maintained investment securities totaling 21.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 59.7% of assets at March 31, 2026. Time deposits funded 19.4% of assets at March 31, 2026, with only 14.9% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of March 31, 2026, City National had the capacity to borrow an additional $1.8 billion from these existing borrowing facilities. In addition, approximately $709 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $762 million of City National’s investment securities unpledged at March 31, 2026.

The Company continues to be strongly capitalized with tangible equity of $637 million at March 31, 2026. The Company’s tangible equity ratio decreased from 9.9% at December 31, 2025 to 9.7% at March 31, 2026. At March 31, 2026, City National’s Leverage Ratio was 9.2%, its Common Equity Tier I ratio was 14.4%, its Tier I Capital ratio was 14.4%, and its Total Risk-Based Capital ratio was 14.8%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 25, 2026, the Board of Directors of the Company approved a quarterly cash dividend of $0.87 per share, payable April 30, 2026, to shareholders of record as of April 15, 2026. On March 25, 2026, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common stock (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders (the “2026 Program”). No time limit was placed on the duration of the 2026 Program. As part of this authorization, the Company terminated its previous repurchase program that was approved in January 2024 (the "2024 Program"). The Company had repurchased 822,634 shares under the 2024 Program. During the quarter ended March 31, 2026, the Company repurchased 262,017 common shares at a weighted average price of $117.79 per share as part of a one million share repurchase plan authorized by the Board of Directors in January 2024. As of March 31, 2026, the Company could repurchase approximately 985,000 shares under the current plan (2026 Program).

City National operates 96 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions or financial technology companies; (7)

changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2026 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2026 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Earnings
Net Interest Income (fully taxable equivalent)	$59,890	$60,825	$61,294	$59,116	$56,007
Net Income available to common shareholders	31,735	31,568	35,188	33,387	30,342

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.20	$2.18	$2.41	$2.29	$2.06
Diluted	2.20	2.18	2.41	2.29	2.06
Weighted average number of shares (in thousands):
Basic	14,270	14,359	14,457	14,466	14,616
Diluted	14,274	14,366	14,463	14,471	14,631
Period-end number of shares (in thousands)	14,111	14,354	14,495	14,495	14,650
Cash dividends declared	$0.87	$0.87	$0.87	$0.79	$0.79
Book value per share (period-end)	56.29	56.41	55.12	52.72	51.63
Tangible book value per share (period-end)	45.14	45.41	44.19	41.76	40.74
Market data:
High closing price	$127.84	$126.71	$133.58	$123.42	$120.39
Low closing price	116.62	117.04	118.89	108.93	114.48
Period-end closing price	119.52	119.20	123.87	122.42	117.47

Average daily volume (in thousands)	111	90	112	76	63
Treasury share activity:
Treasury shares repurchased (in thousands)	262	141	—	175	81
Average treasury share repurchase price	$117.79	$119.12	$—	$111.09	$117.42

Key Ratios (percent)
Return on average assets	1.92%	1.86%	2.11%	2.03%	1.89%
Return on average tangible equity	19.3%	19.2%	22.5%	22.7%	20.7%
Yield on interest earning assets	5.24%	5.29%	5.43%	5.38%	5.32%
Cost of interest bearing liabilities	1.76%	1.87%	1.91%	1.95%	2.02%
Net Interest Margin	3.97%	3.94%	4.04%	3.95%	3.84%
Non-interest income as a percent of total revenue	24.8%	24.9%	24.7%	24.7%	25.1%
Efficiency Ratio	48.9%	48.2%	46.0%	49.0%	49.6%
Price/Earnings Ratio (a)	13.56	13.68	12.84	13.38	14.26

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.32%	12.04%	11.81%	11.37%	11.56%
Tangible equity to tangible assets	9.65%	9.93%	9.84%	9.40%	9.23%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.87%	16.94%	17.19%	16.78%	16.84%
Tier I	16.87%	16.94%	17.19%	16.78%	16.84%
Total	17.33%	17.40%	17.66%	17.26%	17.36%
Leverage	10.86%	10.96%	11.06%	10.70%	10.76%
City National Bank risk based capital ratios (b):
CET I	14.35%	13.42%	15.83%	15.10%	14.38%
Tier I	14.35%	13.42%	15.83%	15.10%	14.38%
Total	14.81%	13.88%	16.30%	15.58%	14.90%
Leverage	9.23%	8.68%	10.18%	9.63%	9.19%

Other (period-end)
Branches	96	96	96	96	97
FTE	928	934	934	934	942

Assets per FTE (in thousands)	$7,284	$7,201	$7,138	$7,064	$7,028
Deposits per FTE (in thousands)	5,757	5,679	5,629	5,619	5,580

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2026 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Interest Income
Interest and fees on loans	$63,671	$64,376	$64,606	$62,588	$60,917
Interest on investment securities:
Taxable	13,129	14,657	15,947	15,347	13,945
Tax-exempt	1,027	1,014	708	712	724
Interest on deposits in depository institutions	942	1,400	829	1,644	1,802
Total Interest Income	78,769	81,447	82,090	80,291	77,388

Interest Expense
Interest on deposits	14,756	15,811	16,201	16,492	16,852
Interest on customer repurchase agreements	2,844	3,493	3,196	3,307	3,169
Interest on FHLB long-term advances	1,552	1,586	1,586	1,568	1,552
Total Interest Expense	19,152	20,890	20,983	21,367	21,573
Net Interest Income	59,617	60,557	61,107	58,924	55,815
Provision for (recovery of) credit losses	600	1,100	(500)	(2,000)	—
Net Interest Income After (Recovery of) Provision for Credit Losses	59,017	59,457	61,607	60,924	55,815

Non-Interest Income
Net gains on sale of investment securities	—	—	37	150	—
Unrealized gains (losses) recognized on securities still held	7	(416)	96	(263)	(5)
Service charges	7,391	7,713	7,852	7,264	7,151
Bankcard revenue	6,889	7,291	7,324	7,233	6,807
Wealth and investment management fee income	3,317	3,352	3,075	3,016	2,902
Bank owned life insurance	979	864	919	942	1,153
Other income	1,047	834	851	894	729
Total Non-Interest Income	19,630	19,638	20,154	19,236	18,737

Non-Interest Expense
Salaries and employee benefits	20,183	20,198	19,779	19,995	19,194
Occupancy related expense	2,632	2,316	2,340	2,316	2,582
Equipment and software related expense	3,665	3,812	3,618	3,554	3,470
Bankcard expenses	2,118	2,376	2,191	2,203	2,215
Other tax-related matters	2,681	2,312	2,104	2,327	2,262
Advertising	884	577	668	964	873
FDIC insurance expense	805	756	761	756	776
Legal and professional fees	553	552	549	651	582
Other expenses	5,864	6,655	5,905	6,233	5,681
Total Non-Interest Expense	39,385	39,554	37,915	38,999	37,635

Income Before Income Taxes	39,262	39,541	43,846	41,161	36,917
Income tax expense	7,527	7,973	8,658	7,774	6,575
Net Income Available to Common Shareholders	$31,735	$31,568	$35,188	$33,387	$30,342

Distributed earnings allocated to common shareholders	$12,166	$12,372	$12,495	$11,346	$11,483
Undistributed earnings allocated to common shareholders	19,284	18,903	22,370	21,735	18,624
Net earnings allocated to common shareholders	$31,450	$31,275	$34,865	$33,081	$30,107

Average common shares outstanding	14,270	14,359	14,457	14,466	14,616
Shares for diluted earnings per share	14,274	14,366	14,463	14,471	14,631

Basic earnings per common share	$2.20	$2.18	$2.41	$2.29	$2.06
Diluted earnings per common share	$2.20	$2.18	$2.41	$2.29	$2.06

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$135,816	$152,111	$129,665	$145,876	$135,029
Interest-bearing deposits in depository institutions	163,201	39,808	95,929	26,248	249,676
Cash and cash equivalents	299,017	191,919	225,594	172,124	384,705

Investment securities available-for-sale, at fair value	1,441,098	1,503,358	1,510,772	1,562,423	1,416,808
Other securities	29,462	29,474	29,878	29,768	29,809
Total investment securities	1,470,560	1,532,832	1,540,650	1,592,191	1,446,617

Gross loans	4,495,698	4,507,005	4,412,775	4,339,196	4,285,824
Allowance for credit losses	(19,713)	(19,862)	(19,658)	(19,724)	(21,669)
Net loans	4,475,985	4,487,143	4,393,117	4,319,472	4,264,155

Bank owned life insurance	124,976	124,370	123,506	122,587	121,738
Premises and equipment, net	68,740	69,133	69,539	69,038	69,696
Accrued interest receivable	21,645	20,718	21,890	21,654	21,603
Net deferred tax assets	31,652	30,005	32,159	33,994	35,184
Goodwill and other intangible assets, net	157,383	157,871	158,414	158,957	159,501
Other assets	110,311	108,027	102,763	108,120	119,757
Total Assets	$6,760,269	$6,722,018	$6,667,632	$6,598,137	$6,622,956

Liabilities
Deposits:
Noninterest-bearing	$1,410,861	$1,413,621	$1,377,313	$1,383,247	$1,365,870
Interest-bearing:
Demand deposits	1,345,723	1,339,435	1,338,872	1,333,858	1,355,806
Savings deposits	1,276,884	1,244,571	1,238,832	1,244,179	1,260,903
Time deposits	1,310,136	1,303,361	1,302,575	1,287,536	1,275,890
Total deposits	5,343,604	5,300,988	5,257,592	5,248,820	5,258,469

Customer repurchase agreements	374,825	367,674	369,012	339,834	347,729
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	97,450	93,676	92,085	95,268	110,422
Total Liabilities	$5,965,879	$5,912,338	$5,868,689	$5,833,922	$5,866,620

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	173,130	174,598	173,733	172,853	174,300
Retained earnings	954,407	935,046	915,971	893,422	871,406
Treasury stock	(299,503)	(270,967)	(254,153)	(254,181)	(237,038)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(80,388)	(75,741)	(82,785)	(94,056)	(98,509)
Underfunded pension liability	(875)	(875)	(1,442)	(1,442)	(1,442)
Total Accumulated Other Comprehensive Loss	(81,263)	(76,616)	(84,227)	(95,498)	(99,951)
Total Stockholders' Equity	794,390	809,680	798,943	764,215	756,336
Total Liabilities and Stockholders' Equity	$6,760,269	$6,722,018	$6,667,632	$6,598,137	$6,622,956

Regulatory Capital
Total CET 1 capital	$720,535	$730,453	$726,739	$702,729	$698,721
Total tier 1 capital	720,535	730,453	726,739	702,729	698,721
Total risk-based capital	740,252	750,319	746,422	722,477	720,400
Total risk-weighted assets	4,270,400	4,312,112	4,226,712	4,186,844	4,150,062

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Commercial and industrial	$441,617	$453,975	$426,654	$409,317	$423,265

1-4 Family	221,165	210,232	204,280	199,400	195,641
Hotels	395,857	398,608	397,338	380,496	372,758
Multi-family	227,687	237,424	233,678	221,970	215,546
Non Residential Non-Owner Occupied	772,778	767,580	728,625	740,104	742,323
Non Residential Owner Occupied	251,382	253,398	239,058	236,935	232,732
Commercial real estate (1)	1,868,869	1,867,242	1,802,979	1,778,905	1,759,000

Residential real estate (2)	1,913,389	1,910,060	1,909,791	1,884,449	1,841,851
Home equity	224,723	224,701	218,750	207,906	203,253
Consumer	42,994	47,353	50,056	52,795	54,670
DDA overdrafts	4,106	3,674	4,545	5,824	3,785
Gross Loans	$4,495,698	$4,507,005	$4,412,775	$4,339,196	$4,285,824

Construction loans included in:
(1) - Commercial real estate loans	$39,519	$35,781	$31,892	$28,781	$25,683
(2) - Residential real estate loans	9,612	9,907	6,785	6,416	5,276

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Allowance for Loan Losses
Balance at beginning of period	$19,862	$19,658	$19,724	$21,669	$21,922

Charge-offs:
Commercial and industrial	(4)	—	(7)	—	(30)
Commercial real estate	(856)	(27)	(2)	—	(220)
Residential real estate	(134)	(181)	(160)	(49)	—
Home equity	(62)	(102)	(55)	(97)	(1)
Consumer	(71)	(36)	(9)	(36)	(129)
DDA overdrafts	(382)	(387)	(399)	(327)	(379)
Total charge-offs	(1,509)	(733)	(632)	(509)	(759)

Recoveries:
Commercial and industrial	5	(347)	400	15	37
Commercial real estate	235	(144)	202	51	30
Residential real estate	30	(29)	35	49	1
Home equity	90	17	64	96	4
Consumer	20	4	16	25	9
DDA overdrafts	380	336	349	328	425
Total recoveries	760	(163)	1,066	564	506

Net (charge-offs) recoveries	(749)	(896)	434	55	(253)
Provision for (recovery of) credit losses	600	1,100	(500)	(2,000)	—
Balance at end of period	$19,713	$19,862	$19,658	$19,724	$21,669

Loans outstanding	$4,495,698	$4,507,005	$4,412,775	$4,339,196	$4,285,824
Allowance as a percent of loans outstanding	0.44%	0.44%	0.45%	0.45%	0.51%
Allowance as a percent of non-performing loans	171.6%	142.7%	142.5%	140.3%	135.5%

Average loans outstanding	$4,496,109	$4,435,631	$4,378,342	$4,310,222	$4,292,794
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.07%	0.08%	(0.04)%	(0.01)%	0.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Nonaccrual Loans
Residential real estate	$4,274	$4,497	$2,624	$3,602	$3,226
Home equity	313	308	498	283	269
Commercial and industrial	431	557	555	600	2,781
Commercial real estate	6,403	8,448	9,169	9,515	9,692
Consumer	2	—	—	—	—
Total nonaccrual loans	11,423	13,810	12,846	14,000	15,968
Accruing loans past due 90 days or more	64	109	946	63	26
Total non-performing loans	11,487	13,919	13,792	14,063	15,994
Other real estate owned	693	482	485	185	457
Total Non-Performing Assets	$12,180	$14,401	$14,277	$14,248	$16,451

Non-performing assets as a percent of loans and other real estate owned	0.27%	0.32%	0.32%	0.33%	0.38%

Past Due Loans
Residential real estate	$6,440	$6,461	$5,635	$6,497	$5,936
Home equity	840	772	651	788	892
Commercial and industrial	273	279	140	—	4
Commercial real estate	670	291	1,314	202	476
Consumer	267	308	221	163	9
DDA overdrafts	342	436	328	336	214
Total Past Due Loans	$8,832	$8,547	$8,289	$7,986	$7,531

Total past due loans as a percent of loans outstanding	0.20%	0.19%	0.19%	0.18%	0.18%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,135,883	$28,309	5.38%	$2,131,861	$28,476	5.30%	$2,035,999	$26,122	5.20%
Commercial, financial, and agriculture (2)	2,310,646	34,557	6.07%	2,250,036	35,022	6.18%	2,195,307	33,876	6.26%
Installment loans to individuals (2), (3)	49,580	805	6.58%	53,734	878	6.48%	61,488	919	6.06%
Total loans	4,496,109	63,671	5.74%	4,435,631	64,376	5.76%	4,292,794	60,917	5.76%
Securities:
Taxable	1,357,848	13,129	3.92%	1,396,313	14,656	4.16%	1,318,675	13,945	4.29%
Tax-exempt (4)	159,841	1,300	3.30%	157,476	1,283	3.23%	134,567	916	2.76%
Total securities	1,517,689	14,429	3.86%	1,553,789	15,939	4.07%	1,453,242	14,861	4.15%
Deposits in depository institutions	103,353	942	3.70%	138,253	1,400	4.02%	164,069	1,802	4.45%
Total interest-earning assets	6,117,151	79,042	5.24%	6,127,673	81,715	5.29%	5,910,105	77,580	5.32%
Cash and due from banks	96,384			101,928			98,843
Premises and equipment, net	68,933			69,445			70,296
Goodwill and intangible assets	157,616			158,080			159,714
Other assets	279,291			280,293			298,473
Less: Allowance for credit losses	(20,276)			(19,497)			(22,285)
Total Assets	$6,699,099			$6,717,922			$6,515,146

Liabilities:
Interest-bearing demand deposits	$1,326,489	$2,774	0.85%	$1,346,533	$3,217	0.95%	$1,335,691	$3,297	1.00%
Savings deposits	1,253,525	2,342	0.76%	1,239,715	2,370	0.76%	1,237,116	2,271	0.74%
Time deposits (2)	1,307,231	9,640	2.99%	1,303,470	10,224	3.11%	1,265,163	11,284	3.62%
Customer repurchase agreements	368,483	2,844	3.13%	386,270	3,493	3.59%	333,562	3,169	3.85%
FHLB long-term advances	150,000	1,552	4.20%	150,000	1,586	4.19%	150,000	1,552	4.20%
Total interest-bearing liabilities	4,405,728	19,152	1.76%	4,425,988	20,890	1.87%	4,321,532	21,573	2.02%
Noninterest-bearing demand deposits	1,380,136			1,393,103			1,336,365
Other liabilities	87,987			89,884			104,301
Stockholders' equity	825,248			808,947			752,948
Total Liabilities and Stockholders' Equity	$6,699,099			$6,717,922			$6,515,146
Net Interest Income		$59,890			$60,825			$56,007
Net Yield on Earning Assets			3.97%			3.94%			3.84%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$53			$111			$201

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$65	$107	$22
Commercial, financial, and agriculture	440	476	$530
Installment loans to individuals	3	4	$4
Time deposits	2	2	$7
Total	$510	$589	$563

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Net Interest Income/Margin
Net interest income ("GAAP")	$59,617	$60,557	$61,107	$58,924	$55,815
Taxable equivalent adjustment	273	268	187	192	192
Net interest income, fully taxable equivalent	$59,890	$60,825	$61,294	$59,116	$56,007

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.75%	12.04%	11.98%	11.58%	11.41%
Effect of goodwill and other intangibles, net	(2.10)	(2.11)	(2.14)	(2.18)	(2.18)
Tangible common equity to tangible assets	9.65%	9.93%	9.84%	9.40%	9.23%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$45,646	1.02%	3.60	NA
Natural Gas Distribution	13,789	0.31	3.08	NA
Masonry Contractors	22,488	0.50	1.04	100%
Sheet Metal Work Manufacturing	26,686	0.60	1.40	68%
Beer & Ale Merchant Wholesalers	24,041	0.54	1.59	NA
Gasoline Stations with Convenience Stores	47,605	1.06	2.02	65%
Lessors of Residential Buildings & Dwellings	506,935	11.31	1.56	66%
1-4 Family	194,628	4.34	1.82	63%
Multi-Family	200,859	4.48	1.76	68%
Lessors of Nonresidential Buildings	627,094	13.99	1.33	65%
Office Buildings	160,662	3.58	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	55,554	1.24	1.44	64%
Assisted Living Facilities	25,223	0.56	1.58	41%
Hotels & Motels	396,263	8.84	1.75	58%

	Average Balance	Median Balance
Commercial Loans	$504	$104
Commercial Real Estate Loans	572	132

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2026	7,527	420	0.2%
2025	31,427	3,548	1.3%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%

* - amounts exclude accounts added in connection with the acquisition of Citizens Commerce Bancshares, Inc. (2023).